UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported)	April 25, 2008

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-6887

99-0148992

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code)	(808) 694-8822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2008, the Bank of Hawaii Corporation (the “Company”) appointed Peter S. Ho as its President.  Mr. Ho, age 43, has served as the Company’s Vice Chairman and Chief Banking Officer since January 2006.  Mr. Ho, who joined the Company on 1993, is a member of the Bank of Hawaii Managing Committee and its Board of Directors.

Mr. Ho has no family relationship with any of the Company’s directors, director nominees or executive officers.

In connection with the appointment of Mr. Ho as President, the Human Resources and Compensation Committee approved a base salary of $625,000 and a cash bonus of $75,000.

On April 25, 2008, the Company appointed Kent T. Lucien Vice Chairman and Chief Financial Officer, to serve in an interim capacity.  Mr. Lucien, age 54, has served as a member of the Company’s Board of Directors since April 2006.  He is also the Chairman of the Company’s Audit Committee and meets the definition of a financial expert within the meaning of the SEC regulations.

Mr. Lucien has no family relationship with any of the Company’s directors, director nominees or executive officers.

In connection with the interim appointment of Mr. Lucien as Chief Financial Officer, the Human Resources and Compensation Committee approved a base salary for Mr. Lucien of $340,000.  He will be eligible to participate in the Bank of Hawaii Corporation Executive Incentive Plan.  Mr. Lucien will also receive a restricted stock grant award of 2,555 shares of Bank of Hawaii Corporation common stock under the Bank of Hawaii Corporation 2004 Stock and Incentive Plan.

As previously reported on Form 8-K on April 21, 2008, Daniel C. Stevens announced his intention to resign from his position as the Chief Financial Officer of the Company, effective April 25, 2008.  Mr. Stevens will remain an employee of the Company through May 30, 2008.  In connection with Mr. Stevens resignation, the Company entered into an agreement (the “Agreement”) with him, dated as of April 25, 2008.   The Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03.               Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

As previously reported on Form 8-K on January 28, 2008, the Board of Directors (the “Board”) of Bank of Hawaii Corporation (the “Company”) adopted resolutions approving an amendment to the Company’s Certificate of Incorporation to declassify the Board, subject to stockholder approval.   At the Company’s Annual Meeting of Stockholders on April 25, 2008 (the “2008 Annual Meeting”), the Company’s stockholders approved the Company’s proposal to amend the Certificate of Incorporation.   The Company filed a Certificate of Amendment to the Certificate of Incorporation (the “Charter Amendment”) with the Delaware Secretary of State at that time, and such Charter Amendment was effective as of April 25, 2008.

Pursuant to the Charter Amendment, the Company’s directors are to be elected annually.  All of the current members of the Board were proposed for election at the 2008 Annual Meeting and all were elected to a one-year term.    The description of the Charter Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment attached hereto as Exhibit 3.1 and incorporated herein by reference.

Consistent with the Charter Amendment, effective April 25, 2008, the Board approved an amendment and restatement of Section 2.2 of the Company’s Amended and Restated By-laws (the “By-laws”), which amendment provides for the declassification of the Board of Directors and the implementation of the annual election of all of the Company’s directors.  The description of the amended provisions of the By-laws set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the By-laws attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.               Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation, as filed with the Delaware Secretary of State on April 25, 2008
3.2	Amended and Restated By-Laws of Bank of Hawaii Corporation
10.1	Agreement with Daniel C. Stevens

SIGNATURE

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2008

BANK OF HAWAII CORPORATION

By:	/s/	Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary